May 16, 1997




                ANNOUNCING STANLEY DAY IN NEW YORK CITY

                FRIDAY, JULY 18, 1997



THE STANLEY WORKS IS PLANNING STANLEY DAY IN NEW YORK CITY ON FRIDAY, JULY 18, 1997. THERE ARE TWO SPECIAL EVENTS WE WISH TO MAKE YOU AWARE OF.


     2:00 TO 5:00 P.M. - THE STANLEY WORKS ANALYSTS  MEETING
                         THE MARRIOTT WORLD TRADE CENTER-NYC


     9:30 A.M.         - RINGING OF THE OPENING BELL AT THE
                         NEW YORK STOCK EXCHANGE BY STANLEY S
                         CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                         JOHN M. TRANI





PLEASE SEE ATTACHMENTS FOR DETAILS AND REMEMBER TO MARK YOUR CALENDAR.

IF YOU HAVE ANY QUESTIONS AFTER READING THE ATTACHMENTS, PLEASE GIVE ME A CALL AT 860-827-3833.




                           Page 5 of 8 Pages

THE STANLEY WORKS ANALYSTS  MEETING

FRIDAY, JULY 18, 1997


TIME:      2:OO P.M. TO 5:00 P.M.

LOCATION:  MARRIOTT WORLD TRADE CENTER
           3 WORLD TRADE CENTER
           GRAND BALL ROOM - LOBBY LEVEL
           NEW YORK, NEW YORK
           MAIN TEL. #:  212-938-9100
           RESERVATIONS: 800-228-9290
AGENDA:

       *    REVIEW OF SECOND QUARTER 1997 RESULTS

       *    REVIEW OF PROGRAM FOR SUSTAINED PROFITABLE GROWTH -
            3 YEARS 1998-2000

       *    QUESTION AND ANSWER PERIOD

STANLEY ATTENDEES TO INCLUDE:

  BOARD OF DIRECTORS

  JOHN TRANI, CHAIRMAN AND CHIEF EXECUTIVE OFFICER

  ALAN HUNTER, PRESIDENT AND CHIEF OPERATING OFFICER

  GERRY GOULD, DIRECTOR, INVESTOR RELATIONS

  THERESA YERKES, VICE PRESIDENT, CONTROLLER AND
    ACTING CHIEF FINANCIAL OFFICER


RSVP: PLEASE CALL RACHEL LONG AT 860-827-3806 BY JUNE 30, 1997 AND LET HER KNOW HOW MANY FROM YOUR FIRM WILL BE ATTENDING.


HOTEL ACCOMMODATIONS:   WE HAVE RESERVED A BLOCK OF ROOMS AT THE
MARRIOTT WORLD TRADE CENTER FOR THE NIGHT OF THURSDAY, JULY 17, AT THE SPECIAL RATE OF $179.00 + TAX. TO MAKE A RESERVATION, PLEASE CALL 800-228-9290, IDENTIFY THAT YOU ARE WITH THE STANLEY WORKS GROUP.

                          Page 6 of 8 Pages

 SPECIAL NOTES




 *THE COMPANY EXPECTS TO RELEASE SECOND QUARTER 1997 EARNINGS ON
  FRIDAY, JULY 18, 1997, BEFORE THE NEW YORK STOCK EXCHANGE OPENS FOR
  TRADING.

 *THE ANALYSTS CONFERENCE CALL, USUALLY HELD EACH DAY EARNINGS ARE
  RELEASED, WILL NOT BE HELD JULY 18.  INSTEAD, SECOND QUARTER
  RESULTS WILL BE DISCUSSED AS PART OF THE AFTERNOON CONFERENCE AT THE MARRIOTT WORLD TRADE CENTER.

 *DURING THE TIME PERIOD AFTER SECOND QUARTER 1997 EARNINGS ARE
  RELEASED, (APPROXIMATELY 8:30 A.M.) AND THE BEGINNING OF THE
  CONFERENCE, MANAGEMENT WILL BE UNAVAILABLE FOR TELEPHONE CALLS.

 *DURING THE WEEKS IMMEDIATELY FOLLOWING JULY 18, JOHN TRANI WILL BE
  TRAVELLING AND UNAVAILABLE FOR ANALYST VISITS. WE ENCOURAGE YOU TO PARTICIPATE IN THE JULY 18 CONFERENCE.


















                                 Page 7 of 8 Pages


                    RINGING OF THE OPENING BELL AT NYSE

                    FRIDAY, JULY 18, 1997



TIME:       9:30 A.M.


LOCATION:        NEW YORK STOCK EXCHANGE


EVENT:

JOHN M. TRANI, CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF THE STANLEY WORKS, HAS ACCEPTED AN INVITATION, EXTENDED BY NEW YORK STOCK EXCHANGE CHAIRMAN RICHARD GRASSO, TO RING THE OPENING BELL FOR TRADING.


ACCESS:          TELEVISED LIVE ON CNBC



























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